SHARE SALE AND CONTRIBUTION AGREEMENT

                         Dated as of September 14, 2000


                                  By and Among

                            REGENESIS HOLDINGS, INC.
                   RUSSELL ADLER FOR HIMSELF AND HIS NOMINEES
                                       AND
                              TRIAD PETROLEUM, LLC

                                                 TABLE OF CONTENTS

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
ARTICLE I

         DEFINITIONS .............................................................................................1
         -----------
                  1.       Definitions............................................................................1

ARTICLE II

         TRANSFER AND ISSUANCE OF STOCK...........................................................................5
         ------------------------------
                  2.1      Transfer by Controlling Shareholder....................................................5
                  2.2      Contributed Assets.....................................................................5
                  2.3      Closing................................................................................5

ARTICLE III

         REPRESENTATIONS OF THE CONTROLLING SHAREHOLDER ..........................................................5
         ----------------------------------------------
                  3.       Representations of the Controlling Shareholder and Company.............................5
                           3.1      Existence and Good Standing...................................................5
                           3.2      Capital Stock.................................................................5
                           3.3      Options and Warrants..........................................................6
                           3.4      Due Authorization; Enforceability.............................................6
                           3.5      Subsidiaries..................................................................7
                           3.6      Financial Statements and No Material Changes. ................................7
                           3.7      Books and Records.............................................................8
                           3.8      Title to Properties...........................................................8
                           3.9      Status of the Company.........................................................8
                           3.10     Owned Real Property; Leases...................................................8
                           3.11     Material Contracts............................................................9
                           3.12     Consents and Approvals; No Violations.........................................9
                           3.13     Litigation....................................................................9
                           3.14     Taxes........................................................................10
                           3.15     Liabilities..................................................................10
                           3.16     Insurance....................................................................10
                           3.17     Intellectual Properties......................................................11
                           3.18     Compliance with Laws.........................................................11
                           3.19     Disclosure...................................................................11
                           3.20     Brokers' or Finders' Fees....................................................11
                           3.21     SEC Filings..................................................................11


                                                        (i)

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
ARTICLE IV
         REPRESENTATIONS OF TRIAD................................................................................12
         ------------------------
                  4.       Representations of Triad.  ...........................................................12
                           4.1      Existence and Good Standing of Triad;
                                    Power and Authority .........................................................12
                           4.2      Consents and Approvals; No Violations........................................12
                           4.3      Purchase for Investment.  ...................................................12
                           4.4      Brokers' or Finders' Fees.  .................................................12

ARTICLE V
         SPECIAL PROVISIONS......................................................................................13
         ------------------
                  5.1      Voting Trust. ........................................................................13
                  5.2      ......................................................................................13
                  5.3      Securities Law Matters................................................................13
                  5.4      Shareholder Consent; 10-day Standstill................................................13

ARTICLE VI

         CONDITIONS TO TRIAD'S OBLIGATIONS.......................................................................15
         ---------------------------------
                  6.       Conditions to Triad's Obligations.  ..................................................15
                           6.1      Truth of Representations and Warranties.  ...................................15
                           6.2      Performance of Agreements.  .................................................16
                           6.3      Opinions of the Controlling Shareholder and the language ....................16
                           6.4      No Material Adverse Change.  ................................................16
                           6.5      No Litigation Threatened.....................................................16
                           6.6      Governmental Approvals.  ....................................................16
                           6.7      Resignation of Directors and Officers........................................16
                           6.8      Proceedings..................................................................16

ARTICLE VII

         CONDITIONS TO THE CONTROLLING SHAREHOLDER AND COMPANY ..................................................17
         -----------------------------------------------------
                  7.       Conditions to the Controlling Shareholder and Company Obligations.....................17
                           7.1      Truth of Representations and Warranties.  ...................................17
                           7.2      Performance of Agreements.  .................................................17
                           7.3      Governmental Approvals.  ....................................................17
                           7.4      Proceedings.  ...............................................................17

ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION ...........................................................17
         --------------------------------------------
                  8.       ......................................................................................17
                           8.1      Indemnification. ............................................................17
                           8.2      Third Party Claims...........................................................18
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                                                       (ii)


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
ARTICLE IX

         TERMINATION AND ABANDONMENT ............................................................................19
         ---------------------------
                  9.1      Termination.  ........................................................................19
                  9.2      Effect of Termination.  ..............................................................19

ARTICLE X

         ARBITRATION ............................................................................................20
         -----------
                  10.1     Nature of the Dispute.  ..............................................................20
                  10.2     Rules of Arbitration.  ...............................................................20
                  10.3     Arbitration Procedure.  ..............................................................20
                  10.4     Location; Language.  .................................................................20
                  10.5     Binding Decision and Award.  .........................................................20

ARTICLE XI

         MISCELLANEOUS...........................................................................................20
         -------------
                  11.1     Expenses.  ...........................................................................21
                  11.2     Governing Law.  ......................................................................21
                  11.3     Publicity.  ..........................................................................21
                  11.4     Notices.  ............................................................................21
                  11.5     Parties in Interest.  ................................................................22
                  11.6     Counterparts.  .......................................................................22
                  11.7     Entire Agreement.  ...................................................................22
                  11.8     Amendments.  .........................................................................22
                  11.9     Severability.  .......................................................................22
                  11.10    Third Party Beneficiaries.  ..........................................................22
                  11.11    Facsimile Signatures..................................................................23


                                                       (iii)

                                LIST OF SCHEDULES
                                -----------------

Schedule 3.2               -           Capital Stock
Schedule 3.3               -           Options and Warrants
Schedule 3.4(a)            -           Due Authorization; Enforceability
Schedule 3.4(b)            -           Directors and Officers
Schedule 3.5               -           Subsidiaries
Schedule 3.11              -           Material Contract
Schedule 3.12              -           Consents and Approvals; No Violations
Schedule 3.15              -           List of Liabilities
Schedule 3.16              -           List of Insurance Coverages
Schedule 3.17              -           List of Intellectual Properties
Schedule 8.1               -           Escrow Agreement



                                      (iv)

                      SHARE SALE AND CONTRIBUTION AGREEMENT

         SHARE SALE AND CONTRIBUTION AGREEMENT ("this Agreement") dated as of September 14, 2000, by and among:

         (a) Regenesis Holdings, Inc., a Florida corporation, (the "Company"),

         (b) Russell Adler for himself and his nominees (the "Controlling Shareholder" or "Sellers"), and

         (c) Triad Petroleum, LLC, a Florida Limited liability company ("Triad" or "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Controlling Shareholder collectively and beneficially own approximately 25% of the outstanding shares of common stock, par value $.01 per share, of the Company (1,980,000 by Russell Adler and the balance by Affiliated Persons), comprising approximately 25% of the issued and outstanding share capital of the Company;

         WHEREAS, the Company has authorized 100,000,000 shares of its common stock of which less than 6,000,000 shares are issued and outstanding and 10,000,000 shares of preferred stock (Series A.B.C.) with 700,000 shares issued and retired;

         WHEREAS, Triad wishes to acquire from the Controlling Shareholder and the Company a sufficient number of shares of common stock to provide it with ownership of ninety-six percent (96%) of the issued and outstanding shares of common stock of the Company (the "Shares"); and

         WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders that this transaction take place; and

         WHEREAS, the parties desire to provide for the cancellation of certain agreements to which the Company is a party as well as the cancellation of certain indebtedness of the Company in connection with the transactions provided for herein.

         NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Affiliate" shall mean, with respect to any person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, and (ii) the spouse, siblings, parent, child or other immediate family member of such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by agreement or otherwise.

                  "Balance Sheet" shall have the meaning assigned to such term in Section 3.6.

                  "Balance Sheet Date" shall have the meaning assigned to such term in Section 3.6.

                  "Closing" shall have the meaning assigned to such term in
Section 2.3.

                  "Closing Date" shall have the meaning assigned to such term in
Section 2.3.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Company" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Company Options" shall have the meaning assigned to such term in Section 3.2.

                  "Company Ordinary Shares" shall mean the Company's common shares, with .01 par value.

                  "Company Preferred Shares" shall mean the Company's 10,000,000 authorized preferred shares.

                  "Company Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by the Company and its subsidiaries.

                  "Condition" of any Person shall mean the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of such Person.

                  "Contributed Assets" shall have the meaning assigned to such term in Section 2.1.

                  "Controlling Shareholder" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Consent" means the consent by EMation to the transfer of Triad's interest in the License Agreement to the Company.

                  "Dispute" shall have the meaning assigned to such term in
Section 10.1.

                  "EMation" means EMation LLC, a Florida limited liability company.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or a subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of
Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Company or a subsidiary of the Company being or having been a general partner of such person.

                  "Indemnified Party" shall have the meaning assigned to such term in Section 8.3.

                  "Indemnifying Party" shall have the meaning assigned to such term in Section 8.3.

                  "Intellectual Property" shall mean domestic and foreign patents, patent applications, registered and unregistered trademarks, trade names, internet domain names and service marks, registered and unregistered copyrights, computer software programs, data bases, inventions, trade secrets and proprietary information of any type, whether or not written.

                  "Liabilities" means the liabilities of the Company set forth in Schedule 3.15 attached hereto.

                  "License Agreement" means the License Agreement by and between EMation, LLC as Licensor, and Triad as Licensee, which agreement is dated as of September 11, 2000, and a copy of which has been provided to the Company.

                  "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

                  "Loss" shall have the meaning assigned to such term in Section 8.1.

                  "Material Constraints" means the material contracts affecting the Company as set forth in Schedule 3.11 attached hereto..

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

                  "Plan" shall mean any "employee benefit plan" as defined in
Section 3(3) of ERISA subject to Title I of ERISA or any "plan" subject to
Section 4975 of the Code."

                  "Purchaser Indemnified Party" shall have the meaning assigned to such term in Section 8.2.

                  "Returns" shall have the meaning assigned to such term in
Section 3.13(a).

                  "SEC Filings" means all documents, including 10K's, 10Q's, 8K's, and Information Statements filed by the Company with the Securities Exchange.

                  "Shares" shall have the meaning assigned to such term in
Section 2.1.

                  "Subsidiaries" means those wholly-owned subsidiary corporations of the Company as set forth in Schedule 3.4 attached hereto.

                  "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, value added, withholding and other taxes, assessments, charges, duties, import, export or other custom duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

                  "Technology" means the technology being licensed to Triad by EMation as set forth in the License Agreement.

                  "Triad" shall have the meaning ascribed to it in the preamble of this Agreement.

                  "Voting Trust" shall have the meaning assigned to such term in
Section 5.1.

                                   ARTICLE II
                         TRANSFER AND ISSUANCE OF STOCK
                         -------------------------------

         2.1 Transfer by Controlling Shareholder. Upon the terms and subject to the conditions set forth in this Agreement the Controlling Shareholder and the Company agree to transfer and have issued to Triad, and Triad, agrees to accept, on the Closing Date, the shares representing ninety-six percent (96%) of the ownership interest in the Company (the "Shares") in consideration of the Contributed Assets to be provided by Triad to the Company.

         2.2 Contributed Assets. On the Closing Date, Triad shall cause its right, title and interest in and to the License Agreement to be contributed to the Company (the "Contributed Assets").

         2.3 Closing. The effective date of the closing hereunder for the transfers, exchanges and issuance of stock referred to in Sections 2.1 (the "Closing") shall be the day after the Company has completed the filing of its Form 10Q for the quarter ending June 30, 2000, or as mutually agreed between the parties, but no later than September 29, 2000 (herein referred to as the "Closing Date").

                  In connection therewith the Purchaser, on behalf of itself and its designated directors, shall take such reasonable action as necessary to assist the Company in filing the 10Q report promptly, including disclosure of relevant information. If any delay is due to Purchaser, the date shall be extended for such period.

                                   ARTICLE III
                 REPRESENTATIONS OF THE CONTROLLING SHAREHOLDER
                 ----------------------------------------------

         3. Representations of the Controlling Shareholder and Company. The Controlling Shareholder, and the Company, jointly and severally, represent and warrant as follows:

                  3.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the power to own its property and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of the Company.

                  3.2 Capital Stock. The Company has an authorized capitalization consisting of 100,000,000 ordinary shares, with .01 par value, of which no more than 6,000,000 shares are issued and are outstanding at Closing (excluding treasury stock that has been redeemed by the Company). The Company also has 10,000,000 authorized Preferred Shares, $.01 par value, of which no shares are issued and outstanding. The Company does not have any other class of capital stock authorized.

Prior to Closing, all of the issued and outstanding Shares are owned beneficially and of record by the Persons and in the proportions set forth of
Schedule 3.2 attached hereto, free and clear of all Liens. All outstanding Company shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

                  3.3 Options and Warrants. Except as set forth in Schedule 3.3 attached hereto, no shares of capital stock of the Company are authorized, issued or outstanding and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of the Company, pursuant to which the Company is or may become obligated to issue or purchase shares of the capital stock of the Company or any securities convertible into, exchanged for, or evidencing the right to subscribe for, any shares of the capital stock of the Company (the "Company Options" and the "Company Warrants"). The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter.

                  3.4      Due Authorization; Enforceability.

                            (a) The Controlling Shareholder and the Company have
the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement by each of the Controlling Shareholder and the Company and the performance of their obligation hereunder have been duly authorized and approved by them and no other corporate or shareholder action on the part of each of the Controlling Shareholder and the Company is necessary to authorize the execution delivery and performance of this Agreement by each of the Controlling Shareholder and the Company, except as set forth in Schedule 3.4(a) attached hereto. This Agreement has been duly executed and delivered by each of the Controlling Shareholder and the Company and, assuming due execution of this Agreement and such other Transaction Document by each other party thereto, is a valid and binding obligation of each of the Controlling Shareholder and the Company enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

                            (b) The individuals listed on the Schedule 3.4
annexed hereto constitute the current Board of Directors and the current officers of the Company, each individual holds the position listed opposite their name. Upon consummation of the closing hereunder, Chris Salmonson and Robert Simmons shall also be appointed to the Board of Directors. Further, the Board of Directors has determined that it is in the best interests of the Company to consummate the transactions, contemplated by this Agreement.

                            (c) The transfer and issuance, as appropriate, of
the Shares pursuant to Sections 2.1 will vest in Triad, valid title thereto, free and clear of any and all Liens or other adverse claims and also provide Triad with full voting rights with respect to such Shares notwithstanding the provisions of Florida Statute Section 607.0902. The Shares, upon transfer to and issuance and delivery to Triad, will be duly authorized and validly issued, fully paid and nonassessable and shall not be subject to or issued in violation of any preemptive rights.

                            (d) To the extent that Triad shall receive less than
ninety-six percent (96%) ownership interest in the Company, for any reason, including based on a breach of any representation or warranty or due to options or warrants exercised after the Closing, in addition to all other rights and remedies, the Company agrees to cause additional stock to be authorized and issued in such amounts as necessary to provide for Triad to have ninety-six percent (96%) ownership interest of the Company.

                  3.5 Subsidiaries. The Company owns the outstanding capital stock of those companies disclosed on Schedule 3.5 attached hereto (the "Subsidiaries") in the percentages set forth on Schedule 3.5.

                  3.6       Financial Statements and No Material Changes.

                            (a) The Controlling Shareholder and the Company have
heretofore furnished Triad with the balance sheets of the Company as December 31, 1999, March 31, 2000 and June 30, 2000, and the related consolidated statements of income, and cash flows for the year and the quarter-annual periods then ended, the most recent annual statement certified as set forth therein, and the unaudited balance sheet of the Company as at June 30, 2000 and the related unaudited draft consolidated statements of income, and cash flows for the 6-months then ended (the consolidated balance sheet of the Company as at March 31, 2000 (the "Balance Sheet Date") is hereinafter referred to as the "Balance Sheet"). Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated.

                            (b) The Balance Sheet fairly presents, in all
material respects, the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, and cash flows fairly present, the results of the operations of the Company and its Subsidiaries and the changes in their financial position for the period indicated.

                            (c) Subject to normal year-end adjustments and the
absence of footnotes thereto, the Balance Sheet fairly presents the financial position of the Company and its Subsidiaries as of the date thereof and reflects all material claims and all material debts and liabilities of the Company and its Subsidiaries, fixed or contingent, as of the date thereof and the related statements of income, and cash flows fairly present the results of operations and cash flows of the Company and its Subsidiaries and the changes in their financial position for the periods indicated. Such other balance sheets of the Company referred to in (a) above fairly present the financial condition of the Company and its Subsidiaries at the respective dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company and its Subsidiaries, fixed or contingent, as at the respective dates thereof, and the related statements of income, and cash flows fairly present the results of the operations of the Company and its Subsidiaries and the changes in their financial position for the periods indicated. Since the Balance Sheet Date there has been (x) no material adverse change in the Condition, of the Company or its Subsidiaries and (y) no change in the Condition of the Company or its subsidiaries except in the ordinary course of business; and, to the best knowledge of each of the Controlling Shareholder, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

                  3.7 Books and Records. The respective minute books of the Company and the Subsidiaries, as previously made available to Triad and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective shareholders and Boards of Directors of the Company and the Subsidiaries. The Company nor its Subsidiaries have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

                  3.8 Title to Properties. Except for properties and assets reflected in the Balance Sheet, or acquired since the Balance Sheet Date, which have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased or otherwise acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except Permitted Liens.

                  3.9       Status of the Company. Except as set forth on
Schedule 3.9, the Company has not conducted any business, incurred any indebtedness, liability or obligation, entered into any contract or arrangement, made any commitment or engaged in any activity prior to the Closing Date other than in the ordinary course of business.

                  3.10 Owned Real Property; Leases. The SEC Filings reflect an accurate and complete list of all Company owned and leased real estate, together with any other material leases of personal property (including those of the Subsidiaries). Each lease as described therein is in full force and effect; all rents and additional rents due to date on each such lease have been paid; subject to applicable adjustments for taxes and insurances, in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the transfer and issuance of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material respect.

                  3.11 Material Contracts. All material contracts affecting the Company and/or its Subsidiaries are described in the SEC Filings and outlined on Schedule 3.11 attached hereto (the "Material Contracts"), except as set forth in Schedule 3.11 and Material Contracts shall be canceled as of the Closing with no continuing liability to the Company.

                  3.12     Consents and Approvals; No Violations.

                           (a) Other than as set forth on Schedule 3.12
attached hereto, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any Material Contract.

                           (b) Other than as set forth on Schedule 3.12
attached hereto, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws (or other similar organizational documents) of the Company or any of the Company's subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of the Company's subsidiaries or by which any of their respective properties or assets may be bound; (3) require the Company or any of the Company's subsidiaries to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company's subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of the Company's subsidiaries is a party, or by which the Company or any of the Company's subsidiaries or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder.

                  3.13 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, threatened, against or affecting the Company or the Subsidiaries, or any of their properties or rights which would materially adversely affect the right or ability of the Company or any of its Subsidiaries to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of the Company and none of the Controlling Shareholder nor the Company know of any valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a material adverse effect on the Condition of the Company.

                  3.14     Taxes.

                           (a) Tax Returns. The Company has timely filed or
caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to the Company on or prior to the Closing Date. Such Returns have accurately reflected and will accurately reflect all liabilities for Taxes of the Company and of each of the Company for the periods covered thereby.

                           (b) Payment of Taxes. All Taxes and Tax liabilities
of the Company and of each of the Company's subsidiaries for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Company and of each of the Subsidiaries.

                           (c) All Taxes which any of the Company or any of the
Company's subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                  3.15 Liabilities. Neither the Company nor any of its subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities to trade creditors incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or any subsidiary of the Company. As of the date hereof, the list of the liabilities of the Company is set forth in Schedule 3.15 attached hereto (the "Liabilities"). Except as set forth in said Schedule 3.15, all liabilities shall be canceled and/or converted into equity as of the Closing Date. Notwithstanding anything to the contrary set forth herein, Purchaser shall make no claim for any liabilities of the Company up to Fifteen Thousand Dollars ($15,000). In addition, it is understood and agreed that the Company has been incurring certain professional fees and related expenses in connection with the completion of this transaction and complying with SEC requirements, which expenses shall be assumed and paid by Purchaser.

                  3.16 Insurance. Set forth on Schedule 3.16 attached hereto is a complete list of insurance policies which the Company and its subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company, its subsidiaries and their property and assets are normally exposed in the operation of their respective businesses.

                  3.17 Intellectual Properties. To the best of the Controlling Shareholder knowledge and belief, the operation of the business of the Company and its subsidiaries requires no rights under

Intellectual Property other than rights under Intellectual Property listed on
Schedule 3.17 attached hereto and rights granted to the Company and its subsidiaries pursuant to agreements listed on Schedule 3.17.

                  3.18 Compliance with Laws. The Company is in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged.

                  3.19 Disclosure. The financial statements (including the footnotes thereto) referred to in Section 3.6 of this Agreement, any Schedule or certificate attached hereto or delivered pursuant to this Agreement or any document or statement in writing which has been supplied by or on behalf of the Controlling Shareholder, or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Controlling Shareholder and the Company, which would materially adversely affect the Condition of the Company or any of its subsidiaries which has not been set forth in this Agreement, the Balance Sheet and the related consolidated statements of income, and cash flows (including the footnotes thereto), any Schedule or certificate attached hereto or delivered pursuant to this Agreement or any document or statement in writing which has been supplied by or on behalf of the Controlling Shareholder, or by any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

                  3.20 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of either the Controlling Shareholder or the Company, is, or will be, entitled to any commission or brokers' or finders' fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                  3.21 SEC Filings. All SEC Filings are accurate, complete and in compliance with applicable federal regulations except that the 10 Q Report for the period ended June 30, 2000 has not been filed as of the date hereof.

                                   ARTICLE IV
                            REPRESENTATIONS OF TRIAD

         4. Representations of Triad. Triad represents, warrants and agrees as follows:

                  4.1 Existence and Good Standing of Triad; Power and Authority. Triad is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Triad has the power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by all required corporate action of Triad. This Agreement has been duly executed and delivered by

Triad and, assuming the due execution and delivery hereof, this Agreement constitutes a valid and binding obligation of Triad, enforceable against Triad in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting the enforcement of creditors' rights generally and to general equitable principles.

                  4.2 Consents and Approvals; No Violations. The execution and delivery of this Agreement by Triad and the consummation by Triad of the transactions contemplated hereby will not: (1) violate any provision of its articles or regulations; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Triad or by which any of its properties or assets may be bound; (3) require Triad to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority except for required SEC filings; (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Triad is a party, or by which any of its properties or assets is bound except in the case of clauses (3) and (4) above for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which could not have a material adverse effect on the ability of Triad to consummate the transactions contemplated hereby or to perform its obligations hereunder.

                  4.3 Purchase for Investment. Triad will acquire the Shares for its own account for investment purposes only and not with a view toward any resale or distribution thereof; provided, however, that the disposition of the Shares by Triad shall at all times remain within the sole control of Triad.

                  4.4 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of Triad is, or will be, entitled to any commission or brokers' or finders' fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V
                               SPECIAL PROVISIONS

                  5.1 Voting Trust. The Controlling Shareholder are retaining shares of common stock of the Company ("Retained Shares"). In connection therewith, at the closing, the Shareholders agree to grant to Triad/or its designee an irrevocable proxy for the 1,000,000 Retained Shares providing the right of Triad to vote the shares on behalf of Controlling Shareholder for a period of six (6) months after the Closing Date.

                  5.2 Controlling Shareholder agree that the Retained Shares shall be subject to a lock up whereby they shall not be entitled to sell the Retained Shares for a period of six (6) months after the Closing Date, pursuant to Section 5.5 below.

                  5.3 Securities Law Matters. Triad is acquiring the Shares for its account, and not with a view to any sale, distribution or disposition in violation of any federal or state securities laws. Triad has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents which Triad deems necessary to evaluate the merits and risks related to his investment in the Company and Triad understands and has taken cognizance of all risk factors related to such transactions. Triad acknowledges that the Shares will be characterized as "restricted securities" under the federal securities laws since as they are being acquired directly in a transaction not involving a public offering and that all certificates and instruments evidencing the Shares will bear a restrictive legend substantially similar to the following:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATIONS IS APPLICABLE.

         5.4      Shareholder Consent; 10-day Standstill.

                           (a) Promptly after the Closing Date the Company agrees to solicit the consent of at least a majority of its shareholders (the "Consenting Shareholders") pursuant to a consent solicitation statement (the "Consent") filed with the Securities Exchange Commission of 1934 (the "Commission") on Schedule 14A, or any successor schedule thereto, promulgated by the Commission under Section 14 of the Securities Exchange Act of 1934, as amended. The Consent shall request the Consenting Shareholders to:

                           (1) authorize an amendment to the Company's Articles of Incorporation (i) increasing the Company's authorized shares of common stock from 100,000,000 to 200,000,0000, and, consequently, to increase the total number of shares of all classes of stock which the Company shall have authority to issue by 100,000,000,000, from 110,000,000 to 210,000,000,
                           (ii) changing the Company's name to "FuelNation, Inc." and (iii) changing the size of the Company's Board of Directors from the current authorized number of three members to a Board of Directors of between three and eleven members as determined from time to time by resolution of the Board of Directors; and

                           (2) elect the Directors set forth on Schedule 3.4(b) hereto, to hold office until the next annual meeting of shareholders and until their successors have been elected.

                           In addition, upon request of Triad, the Consent shall include any such information as is set forth in Rule 14f-1 of the Exchange Act, notwithstanding the applicability or inapplicability of such rule.

                           (b) Conduct of Business of the Company and the
Company's Subsidiaries. Unless otherwise consented to in writing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the time the shareholder actions contemplated by Section 5.4(a) have been obtained, neither the Company nor any of the Company's officers and directors will take any action not in the ordinary course of business, including, without limitation:

                               (i) amend or propose to amend its Certificate of
Incorporation or Bylaws in any material respect;

                               (ii) authorize for issuance, issue, grant, sell,
pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of the Company's subsidiaries, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of the Company's subsidiaries, except for the issuance of shares pursuant to the exercise of any company stock options and/or company warrants outstanding immediately following the execution of this Agreement in accordance with their present terms;

                               (iii) split, combine or reclassify any shares of
its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends to the holders of Preferred Shares in accordance with the present terms of the Company Preferred Stock and dividends or distributions to the Company or a subsidiary of the Company, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                               (iv) create, incur or assume any indebtedness for
borrowed money or issue any debt securities or make any loans;

                               (v) assume, guarantee, endorse or otherwise
become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person (other than the Company or a subsidiary of the Company); (b) make any capital expenditures or make any advances or capital contributions to, or investments in, any other person; (c) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (d) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to the Company and its subsidiaries taken as a whole;

                               (vi) increase in any manner the compensation of
any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, employee, consultant or affiliate other than, in any such case referred to above, as may be required by Law or as required pursuant to the terms of agreements in effect immediately following the execution of this Agreement;

                               (vii) alter through merger, liquidation,
reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or of any of its subsidiaries;

                               (viii) except as may be required as a result of a
change in law or as required by the SEC, change any of the accounting principles or practices used by it;

                               (ix) make any tax election or settle or
compromise any income tax liability;

                               (x) pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company;

                               (xi) directly or indirectly, solicit or encourage
the initiation of any inquiries or proposals regarding any merger, sale of assets, sale of share of capital stock or securities convertible into capital stock, or similar transactions involving the Company or any of its subsidiaries, or provide any information to, or conduct discussions with, any third party with respect to any of the foregoing;

                               (xii) waive, amend or allow to lapse any term or
condition of any confidentiality or standstill agreement to which the Company or any subsidiary is a party; or

                               (xiii) agree in writing or otherwise to take, any
of the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect.

         5.5 Lock-Up Agreement. The Controlling Shareholder agrees that, without the prior written consent of Company and Triad, the undersigned will not directly or indirectly, offer, sell, sell short, transfer, hypothecate, pledge, or otherwise dispose of, and shall maintain a minimum of 1,000,000 shares of, Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or to enter into any agreement or transaction which is designed to effect, or could be expected to result in, any such transaction) (each of the foregoing referred to as a "Disposition") for the period through March 1, 2001. Included therein shall be 500,000 Free Trade and 500,000 Restricted Shares which shall also include the shares held in escrow pursuant to section 8.1(b) below. Notwithstanding the foregoing, the Controlling Stockholder may transfer any or all of the shares in his name which exceed the amounts set forth above. In addition, Controlling Shareholder further agrees to execute a further pledge or Lock-Up Agreement as requested by Triad to confirm this restriction.

         5.6 Further Lock-Up Agreement. In consideration of Triad's agreement to contribute the Contributed Assets and consummate the transactions under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mel Adler and Renee Adler, for themselves and for 444 Corp. agree that, without the prior written consent of Triad and the Company, they will not, directly or indirectly, individually or jointly, offer, sell, sell short, transfer, hypothecate, pledge, or otherwise dispose of the shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or to enter into any agreement or transaction which is designed to effect, or could be expected to result in, any such transaction) (each of the foregoing referred to as a "Disposition") for the period through March 1, 2001.

         Notwithstanding the foregoing, such stockholders together may transfer up to 100,000 shares of stock, without restriction and may transfer any or all of the shares by gift, will or intestacy provided that it shall be a condition to any such permitted transfer by gift, will or intestacy that the transferee execute an agreement stating that the transferee is receiving, and holding the securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such shares except in accordance with this Lock-Up Agreement.

                                   ARTICLE VI
                        CONDITIONS TO TRIAD'S OBLIGATIONS
                        ---------------------------------

         6. Conditions to Triad's Obligations. Triad's obligation hereunder, including those set forth under Sections 2.1 and 2.2 on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

                  6.1 Truth of Representations and Warranties. The representations and warranties of the Controlling Shareholder and the Company, contained in this Agreement or in any Schedule attached hereto shall be true and correct in all respects on and as of the Closing Date, and each of the Controlling Shareholder and the Company shall have delivered to Triad a certificate, dated the Closing Date, to such effect.

                  6.2 Performance of Agreements. All of the agreements of each of the Controlling Shareholder and the Company to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and each of the Controlling

Shareholder and the Company shall have delivered to Triad a certificate, dated the Closing Date, to such effect.

                  6.3 Opinions of the Controlling Shareholder and the language. The Controlling Shareholder and the Company have furnished Triad with a favorable opinion of counsel, dated the Closing Date, in form and substance reasonably satisfactory to Triad and its counsel, providing that the Controlling Shareholder and the Company have the full right and authority to transfer the Shares to Triad.

                  6.4 No Material Adverse Change. Prior to the Closing Date there shall have been no material adverse change in the Condition of the Company and the Controlling Shareholder and the Company shall have delivered to Triad a certificate, dated the Closing Date, to such effect.

                  6.5 No Litigation Threatened. No material action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Controlling Shareholder and the Company shall have delivered to Triad a certificate, dated the Closing Date, to such effect.

                  6.6 Governmental Approvals. All other governmental and third party consents, waivers and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

                  6.7 Resignation of Directors and Officers. Each of the existing Directors and Officers of the Company shall agree to resign and provide their resignations as Directors and Officers to the Purchaser, upon request.

                  6.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Triad and its counsel, and Triad shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VII
              CONDITIONS TO THE CONTROLLING SHAREHOLDER AND COMPANY

         7. Conditions to the Controlling Shareholder and Company Obligations. The transfer of the Shares by the Controlling Shareholder and the Company pursuant to Section 2.1 on the Closing Date is conditioned upon satisfaction, at or prior to such date, of the following conditions:

                  7.1 Truth of Representations and Warranties. The representations and warranties of Triad contained in this Agreement shall be true and correct in all respects on and as of the Closing Date.

                  7.2 Performance of Agreements. All of the agreements of Triad to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Triad shall have delivered to the Controlling Shareholder and the Company a certificate, dated the Closing Date, to such effect.

                  7.3 Governmental Approvals. All other governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

                  7.4 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Controlling Shareholder and the Company, and their counsel, and the Controlling Shareholder and the Company shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

         8. The representation and the warranties of the Controlling Shareholder and the Company, on the one hand, and Triad, on the other hand, contained in this Agreement or in any Schedule attached hereto shall survive the closing for a period of two (2) years, except that the representations of the Controlling Shareholder contained in Paragraphs 3.1, 3.2, 3.3 and 3.4 shall survive the closing for the applicable statute of limitations.

                  8.1      Indemnification.

                           (a)      The Controlling Shareholder and the Company
agree, jointly and severally, to indemnify and hold Triad and its Affiliates and their respective officers, directors, employees, agents and Affiliates and their respective successors and assigns (each a "Purchaser Indemnified Party") harmless from damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Loss") suffered or paid, directly or indirectly, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by each of the Controlling Shareholder and the Company, in this Agreement (whether or not contained in Article III) or in any Schedule attached hereto to be true and correct in all respects as of the date of this Agreement and as of the Closing Date (without giving effect to any "materiality," "material adverse effect" or similar qualification), or (ii) any breach or alleged breach by any of the Controlling Shareholder, of any of their covenants or agreements contained herein.

                           (b)      Further, the truth and accuracy of the above
representations and warranties of the Seller and the Company shall also be secured by the pledge of up to 750,000 Shares of the Company owned by Seller which shall be reduced pursuant to the terms of the Pledge and Escrow Agreement and annexed hereto as Exhibit 8.1(b).

                           (c)      Triad agrees to indemnify, defend and hold
the Controlling Shareholder and the Company, (each a "Stockholder Indemnitee") harmless from Losses, suffered or paid, directly or indirectly, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Triad in this Agreement (whether or not contained in Article
IV) to be true and correct in all respects as of the date of this Agreement and as of the Closing Date and (ii) any breach or alleged breach by Triad of any of the covenants or agreement contained herein.

                           (d)      The obligations to indemnify and hold
harmless pursuant to this Section 8.1 shall survive the consummation of the transactions contemplated by this Agreement for a period of two (2) year period, subject to claims for indemnification filed prior to the end of the two (2) year period being finally resolved after the resolve of this period.

                  8.2 Third Party Claims. If a claim by a third party is made against any Person entitled to indemnification pursuant to Section 8.1 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article VIII, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty days (30) after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT
                           ----------------------------

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

                  (a) by mutual consent of the Controlling Shareholder and the Company, on the one hand, and of Triad, on the other hand;

                  (b) by Triad, if Shareholder consent and the Closing shall not have occurred by September 29, 2000; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Triad if their failure to fulfill any of their obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date; or

                  (c) by either the Controlling Shareholder and the Company, on the one hand, or Triad, on the other hand, if there has been a material breach of any covenant or a material breach of any representation or warranty of Triad, the Controlling Shareholder, or the Company, respectively.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by Triad, on the one hand, or by the Controlling Shareholder, on the other hand, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability under this Agreement on the part of any Party hereto. Nothing in this Section 9.2 shall relieve any party of liability for any willful breach of this Agreement, nor invalidate the Warrants issued by the Company to the Purchaser, as the Holder named therein, pursuant to a separate Warrant Agreement dated September 12, 2000, which shall remain in full force and effect and shall not be effected by termination of this Agreement.

                                    ARTICLE X
                                   ARBITRATION
                                   -----------

         10.1 Nature of the Dispute. Any dispute arising out of or relating to this Agreement, including without limitation, the interpretation of any provision of this Agreement or the breach, termination or invalidity of this Agreement (a "Dispute") shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any Dispute may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such Dispute would otherwise be considered justifiable or ripe for resolution by a court.

         10.2 Rules of Arbitration. The Arbitration shall be conducted in accordance with the Rules of Arbitration of the American Arbitration Association ("AAA") as in effect on the date of this Agreement (the "AAA Rules"), except to the extent that the AAA Rules conflict with the provisions of this Section 10.2, in which event the provisions of this Section 10.2 shall control.

         10.3 Arbitration Procedure. The arbitral tribunal shall consist of three (3) arbitrators. The parties agree that the choice of arbitrators shall be as follows: (i) if there are only two sides to a Dispute, one arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the AAA, in accordance with the AAA Rules, or (ii) if there are more than two sides to a Dispute, then the three arbitrators shall be appointed by the parties to the Dispute in accordance with the AAA Rules established for the appointment of a sole arbitrator. If the parties are not able to agree on all three arbitrators then the AAA shall appoint the remaining one, two or three arbitrators.

         10.4 Location; Language. The arbitration shall be conducted in Fort Lauderdale, Florida, or such other place in the United States of America as mutually agreed by the parties to the arbitration proceeding.

         10.5 Binding Decision and Award. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral, and that the arbitrator(s) may award attorneys' fees and costs to the prevailing party.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  --------------

         11.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         11.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida applicable to agreements executed and to be performed solely within such State.

         11.3 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Triad on the one hand and of the Controlling Shareholder and the Company on the other hand, to the contents and the manner of presentation and publication thereof.

         11.4 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                           If to the Controlling Shareholder:

                                    Russell Adler

                           8881 North Lake Dasha Drive

                            Plantation, Florida 33324

                          Telephone No. (954) 424-0200

                          Telecopier No. (954) 474-3712

                           with copies to:

                                    Charles Pearlman, Esq.
                                    Atlas and Pearlman
                                    350 East Las Olas Blvd., Suite 1700
                                    Ft. Lauderdale, Florida 33301
                                    Telephone No.  (954) 766-7807
                                    Telecopier No.  (954) 766-7800

                           If to Triad to:

                                    Chris Salmonson
                                    Triad Petroleum, LLC
                                    1700 N. Dixie Highway, Suite 125
                                    Boca Raton, Florida 33432
                                    Telephone No.  (561) 391-2399
                                    Telecopier No.  (561) 391-4618

                           With a copy to:

                                    Fieldstone Lester Shear & Denberg
                                    First Union Financial Center
                                    201 Alhambra Circle, Suite 601
                                    Coral Gables, Florida  33134
                                    Telephone No.  (305) 357-1001
                                    Telecopier No.  (305) 357-1002
                                    Attention:  Ronald R. Fieldstone


         11.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         11.7 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.8 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by each party hereto.

         11.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         11.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         11.11 Facsimile Signatures. This Agreement may be executed by facsimile signatures which shall have the same force and effect as if an original signature.

         IN WITNESS WHEREOF, each of Triad, the Controlling Shareholder and the Company has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and each of the Controlling Shareholder have signed this Agreement, all as of the day and year first above written.

                                        TRIAD PETROLEUM, LLC

                                        By: /s/ Chris Salmonson
                                            ------------------------------------
                                                 Chris Salmonson

                                        CONTROLLING SHAREHOLDER:


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        The Company

                                        REGENESIS HOLDINGS, INC:


                                        By: /s/ Russell Adler
                                            ------------------------------------
                                                 Russell Adler, President

                                        Agreed as to Section 5.5:


                                        By: /s/ Renee Adler
                                            ------------------------------------
                                                 Renee Adler

                                        By: /s/ Mel Adler
                                            ------------------------------------
                                                 Mel Adler

                                  SCHEDULE 3.2
                                  ------------

                                  CAPITAL STOCK
                                  -------------

                  Actual #                           Subject to Reverses:               Effective Shares
                                                     --------------------               ----------------

         1.       3,125,625 COM                      1 to 3                             *

         2.       4,666,772 NCOM                     20 to 1                            *

         3.       2,050 NEW                          ?                                  *

         4.       To Be Issued new common                                               *

                  * To be supplied by the transfer agent


                                                                                -------------------------

                                                                                Total   6,000,000 or less
                                                                                        =================

                                                   SCHEDULE 3.3

                                               OPTIONS AND WARRANTS

         Name                               Amount                     Price            Expiration Date
         -----------------------------------------------------------------------------------------------
1.       JW Genesis                        250,00                       $2.50            November, 2004
2.       Equity Group                      72,000                       $2.50            March 7, 2005
                                           72,000                       $5.00            March 7, 2005
                                           72,000                       $7.50            March 7, 2005

                                 SCHEDULE 3.4(a)
                                 ---------------

                        DUE AUTHORIZATION; ENFORCEABILITY
                        ---------------------------------

         Shareholder Consent pursuant to Section 14(c)(2) of the SEC Exchange
Act.

                                 SCHEDULE 3.4(b)
                                 ---------------

                             DIRECTORS AND OFFICERS
                             ----------------------

         Current Board of Directors:                     Current Officers:
         --------------------------                      ----------------

         1.       Russell Adler                          Russell Adler, CEO
         2.       Edwin Ruh                              Joel F. Brownstein, CFO
         3.       Joel F. Brownstein


         To be added:

         4.       Chris Salmonson
         5.       Robert Simmons

                                  SCHEDULE 3.5
                                  -------------

                                  SUBSIDIARIES
                                  ------------

                                      None

                                  SCHEDULE 3.11
                                  -------------

                                MATERIAL CONTRACT
                                -----------------

         1.       JW Genesis

         2.       Equity Group

         3.       Edwin Roh Consulting Agreement

         4.       Miami Beach lease to be canceled

                                  SCHEDULE 3.12
                                  -------------

                      CONSENTS AND APPROVALS; NO VIOLATIONS
                      -------------------------------------

                                      None

         Other than SEC filing of 10Q for June, 2000

                                  SCHEDULE 3.15
                                  -------------

                               LIST OF LIABILITIES
                               -------------------

                                  SCHEDULE 3.16
                                  --------------

                           LIST OF INSURANCE COVERAGES
                           ---------------------------

         To be supplied by Company

                                  SCHEDULE 3.17
                                  -------------

                         LIST OF INTELLECTUAL PROPERTIES
                         -------------------------------


                                      None

                                  SCHEDULE 8.1
                                  -------------

                                ESCROW AGREEMENT
                                -----------------

Page 1
September 21, 2000


                        FIELDSTONE LESTER SHEAR & DENBERG
                         ATTORNEYS & COUNSELLORS AT LAW

                                   SUNTRUST PLAZA
RONALD FIELDSTONE, P.A.              SUITE 601                  OF COUNSEL:
PAUL A. LESTER, P.A.            201 ALHAMBRA CIRCLE
DAVID SHEAR, P.A.            CORAL GABLES, FLORIDA 33134    ROBERT E. DADY, P.A.
MICHAEL B. DENBERG, P.A.       TELEPHONE  305.357.1001      LEE J. OSIASON, P.A.
                              FACSIMILE   305.357.1002
KENNETH R. DREYFUSS             E-MAIL: fls@fl-s.com
STEVEN W. HELLER*

*ADMITTED IN NEW YORK
  AND NEW JERSEY ONLY

                               September 15, 2000


Russell Adler,
Regenesis Holdings, Inc.
8881 North Lake Dasha Drive
Plantation, FL 33324

Chris Salmonson
c/o  Triad Petroleum

1700 N. Dixie Highway, Suite 125
Boca Raton, FL 33432

Re: List of Items to be Completed

Gentleman:

Reference is made to the Share Sale and Contribution Agreement by and among Regenesis Holdings, Inc., (the "Company") Russell Adler, ("Seller,") Triad Petroleum, LLC., ("Purchaser"), dated September 14, 2000, (the "Agreement").

This letter shall confirm that in connection with the execution of the above referenced Share Sale and Contribution Agreement, there are certain contingent matters that need to be resolved by the Company and/or the Seller prior to the applicable closing taking place.

Attached to this letter as Exhibit A is a list of items to be completed in order for the purchaser to be obligated to complete the closing under the agreement. The agreement itself account for the time period for which these conditions need to be satisfied. Further any conditions set forth herein may be waived by the Purchaser as a condition to closing although such obligation shall be retained by Seller and/or the Company as the case may be, pursuant to the terms of the Agreement.

It is our understanding that the parties will collectively use their best efforts in order to accomplish the completion of the contingencies in order to effectuate the closing to take place as soon as possible.


                        FIELDSTONE LESTER SHEAR & DENBERG
                         ATTORNEYS & COUNSELLORS AT LAW

Page 2
September 21, 2000

I am requesting that the parties execute a copy of this letter in the space provided below for that purpose, confirming their acceptance and agreement to the conditions contained in this letter as well as the items to be completed as set forth in Exhibit A attached hereto.

Sincerely,




Ronald Fieldstone

                                          Confirm, agreed and accepted by:


                                          Regenesis Holdings, Inc.:

                                          /s/ Russell Adler
                                          -----------------------------------
                                          by Russell Adler, President

                                          /s/ Russell Adler
                                          -----------------------------------
                                          by Russell Adler, Individually

                                          Triad Petroleum LLC:

                                          /s/ Chris Salmonson
                                          -----------------------------------
                                          by Chris Salmonson, Manager


                        FIELDSTONE LESTER SHEAR & DENBERG
                         ATTORNEYS & COUNSELLORS AT LAW

Page 3
September 21, 2000


                                    EXHIBIT A

                                           LIST OF ITEMS TO BE COMPLETED

         The Closing under the contract dated as of September 14, 2000 shall be contingent upon the following:

         1.    Issue Press Release informing public of pending stock issuance.

         2.    10-Q for the quarter ended June 30, 2000 to be filed.

         3. Confirmation by transfer agent of exact number of Shares outstanding, which shall be no more than 6,000,000 shares of common stock.

         4. Completion of pledge and possession of stock of controlling shareholder in escrow as per terms of the escrow agreement.

         5. Confirmation that all liabilities to be satisfied have been properly terminated, except as provided in the Agreement.

         6. Confirmation of termination of all existing contracts required to be canceled as per the terms of the Agreement.

         7. Issuance of binder for directors' and officers' liability insurance.

         8.     Seller delivery of all schedules.














                        FIELDSTONE LESTER SHEAR & DENBERG
                         ATTORNEYS & COUNSELLORS AT LAW